Exhibit 11


                            WORTHINGTON FOODS, INC.
                       COMPUTATION OF EARNINGS PER SHARE




                                                           Three Months Ended
                                                         ______________________
                                                          3/29/96      3/31/95
      Primary:

Weighted average number of common shares
  outstanding ......................................     6,363,946     6,314,482

Net effect of dilutive stock options based
  on treasury stock method using average
  market price .....................................       221,113        45,733
                                                        ----------    ----------
Weighted average common and common equivalent
  shares ...........................................     6,585,059     6,360,215
                                                        ==========    ==========

Net income .........................................    $1,287,000    $1,062,000
                                                        ==========    ==========

Net income per common share ........................    $     0.20    $     0.17
                                                        ==========    ==========





Fully Diluted:

Weighted average number of common shares
  outstanding ......................................     6,363,946     6,314,482

Net effect of dilutive  stock  options
  based on treasury  stock  method using
  market price at end of period if greater than
 the average market price during the period ........       229,124        98,569
                                                        ----------    ----------

Weighted average common and common equivalent
  shares ...........................................     6,593,070     6,413,051
                                                        ==========    ==========


Net income .........................................    $1,287,000    $1,062,000
                                                        ==========    ==========

Net income per common share ........................    $     0.20    $     0.17
                                                        ==========    ==========



Note: 1995 share amounts have been adjusted to reflect the five-for-four share split in December, 1995.



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